As filed with the Securities and Exchange Commission on June 19, 2000
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                              POSSIS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

          Minnesota                                       41-0783184
(State or other jurisdiction                           (I.R.S. Employer
      of incorporation)                               Identification No.)
           9055 Evergreen Boulevard N.W. Minneapolis, Minnesota 55433
               (Address of principal executive offices) (Zip Code)


                POSSIS MEDICAL, INC. 1999 STOCK COMPENSATION PLAN
                            (Full title of the plan)

        Irving R. Colacci                                Copy to:
  Vice President, Legal Affairs                     Amy E. Ayotte, Esq.
& Human Resources, General Counsel                  Dorsey & Whitney LLP
         and Secretary                             Pillsbury Center South
      Possis Medical, Inc.                         220 South Sixth Street
  9055 Evergreen Boulevard N.W.               Minneapolis, Minnesota 55402-1498
  Minneapolis, Minnesota  55433                            (612) 340-6323
        (763) 780-4555
 (Name, address and telephone number, including area code, of agent for service)
                              ____________________

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                  Proposed          Proposed
  Title of        Amount           Maximum           Maximum         Amount of
Securities to      to be        Offering Price      Aggregate       Registration
be Registered   Registered (1)   Per Share (2)  Offering Price (2)      Fee

===============================================================================
===============================================================================
Common Stock,
$.40 par value    2,000,000        $6.75          $13,500,000          $3,564
===============================================================================

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1). The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on June 15, 2000.

                                      II-3
                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

     o our annual report on Form 10-K for the fiscal year ended July 31, 1999;

     o our quarterly reports on Form 10-Q for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000;

     o our current report on Form 8-K filed on March 14, 2000; and

     o the description of our common stock contained in any of our registration statements filed under the Securities Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating the description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document all or part of which is incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act requires corporations to indemnify any person who is made or threatened to be made a party to any proceeding, by reason of the person's former or present official capacity, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. The general effect of Section 302A.521 is to reimburse (or pay on behalf of) the directors and officers of Possis Medical with respect to any personal liability that may be imposed for certain acts performed in their capacity as our directors and officers, except where they have not acted in good faith. Section 302A.521 contains detailed terms regarding this right of indemnification, and reference is made to Section 302A.521 for a complete statement of indemnification rights.

     Our bylaws provide for  indemnification  to the maximum extent permitted by
Minnesota Statutes. In addition, the Company generally enters into indemnification agreements with our officers and directors, and we maintain an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1 Possis Medical, Inc. 1999 Stock Compensation Plan (incorporated by reference to the registrant's Definitive Proxy Statement filed November 8,
1999).

     5.1 Opinion of Dorsey & Whitney LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 19, 2000.

                                      POSSIS MEDICAL, INC.

                                      /s/ Robert G. Dutcher

                                      Robert G. Dutcher
                                      President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert G. Dutcher and Irving Colacci, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of Possis Medical, Inc.), to sign a registration statement on Form S-8 of Possis Medical, Inc. to be filed under the Securities Act of 1933 for the registration of the sale or issuance from time to time of up to 2,000,000 shares of common stock of Possis Medical issuable under the 1999 Stock Compensation Plan and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

      Name                             Title                          Date

/s/ Robert G. Dutcher     President, Chief Executive Officer     June 19, 2000
Robert G. Dutcher         and Director (principal executive
                          officer and principal financial and
                          accounting officer)

/s/ Donald C. Wegmiller   Chairman of the Board                  June 19, 2000
Donald C. Wegmiller


/s/ Dean Belbas           Director                               June 19, 2000
Dean Belbas


/s/ Seymour J. Mansfield  Director                               June 19, 2000
Seymour J. Mansfield


/s/ William C. Mattison   Director                               June 19, 2000
William C. Mattison


/s/ Whitney A. McFarlin   Director                               June 19, 2000
Whitney A. McFarlin


/s/ Rodney A. Young       Director                               June 19, 2000
Rodney A. Young

                                  EXHIBIT INDEX

     4.1 Possis Medical, Inc. 1999 Stock Compensation Plan (incorporated by reference to the registrant's Definitive Proxy Statement filed November 8,
1999).

     5.1 Opinion of Dorsey & Whitney LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

                                                                    EXHIBIT 5.1

                      [Letterhead of Dorsey & Whitney LLP]


Possis Medical, Inc.
9055 Evergreen Boulevard N.W.
Minneapolis, Minnesota 55433

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Possis Medical, Inc., a Minnesota corporation (the "Company"), and have advised the Company in connection with a registration statement on Form S-8 relating to the sale or issuance by the Company from time to time of up to 2,000,000 shares (the "Shares") of common stock, par value $.40, of the Company ("Common Stock") issuable under the 1999 Stock Compensation Plan (the "Plan").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

     In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 of the Company relating to the Shares.

Dated:  June 19, 2000

                                           Very truly yours,

                                           /s/ Dorsey & Whitney LLP

                                                                   EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Possis Medical, Inc. on Form S-8 of our report dated August 31, 1999 (September 15, 1999 as to Note 10), appearing in the Annual Report on Form 10-K of Possis Medical, Inc. for the year ended July 31, 1999.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 19, 2000